EXHIBIT 99.1

Company Contact: James Scully Chief Financial Officer (212) 209-8040

Investor Contact: Allison Malkin/Chad Jacobs/Joe Teklits Integrated Corporate Relations (203) 682-8200

J. CREW GROUP, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS

Fourth Quarter Diluted EPS of $0.39, including impact of severance charge of $0.02

Introduces Guidance for Fiscal 2008 Diluted EPS Range of $1.85 to $1.87

New York, NY – March 11, 2008 – J. Crew Group, Inc. [NYSE:JCG] today announced financial results for the fourth quarter and fiscal year ended February 2, 2008 (fiscal 2007). The Company noted that the prior year, fiscal 2006, consisted of 53 weeks, resulting in a 14-week fiscal fourth quarter in the prior year. The 53 rd week is not included in comparable store sales calculations for fiscal 2006 periods.

For the three months ended February 2, 2008 (fourth quarter):

•

Revenues increased 9% to $399.9 million. Store sales (Retail and Factory) increased 8% to $260.6 million, with comparable store sales remaining flat. Realigning last year’s calendar weeks to be consistent with the current year retail calendar weeks would result in a comparable store sales increase of 4% in the fourth quarter of fiscal 2007. Comparable store sales rose 7% in the fourth quarter of fiscal 2006. Direct sales (Internet and Catalog) rose by 11% to $126.0 million. Direct sales increased 43% in the fourth quarter of fiscal 2006. The impact of the 53rd week of fiscal 2006 on Store and Direct sales was $8.2 million and $4.0 million, respectively.

•	Gross margin increased to 41.3% of revenues from 40.8% of revenues in the fourth quarter of fiscal 2006.

•

Operating income increased 16% to $43.3 million, or 10.8% of revenues, compared to $37.3 million, or 10.2% of revenues, in the fourth quarter of fiscal 2006. Operating income in the fourth quarter of the current period includes the impact of the recognition of severance costs of $2.3 million. Operating income adjusted for severance costs increased 22% to $45.6 million, or 11.4% of revenues.

•

Net income available to common stockholders in the fourth quarter of fiscal 2007 was $25.0 million, or $0.39 per diluted share and includes the impact of the recognition of severance costs of approximately $0.02 per diluted share. The current year period reflects an effective tax rate of 39.8%.

•

Net income available to common stockholders in the fourth quarter of fiscal 2006 was $44.0 million, or $0.71 per diluted share, and includes a non-recurring tax benefit of $10.9 million related to the recognition of deferred tax assets that were previously reserved.

•

Adjusted net income for the fourth quarter of fiscal 2007 totaled $26.3 million, or $0.41 per diluted share (see Exhibit 3), as compared to adjusted net income of $20.5 million, or $0.33 per diluted share for the fourth quarter of fiscal 2006 (see Exhibit 4).

•	A reconciliation of net income on a GAAP basis to adjusted net income is included in Exhibits (3) and (4) of this press release.

Millard Drexler, J. Crew’s Chairman and CEO stated: “We are very pleased with our fourth quarter and fiscal year results. It’s our mission that every single customer who shops with us knows the lengths we are willing to go in order to satisfy them. We couldn’t be happier with what our customers are saying about our quality, our design and their experience with us. At the end of the day, when they are happy we see the results.”

For the fiscal year ended February 2, 2008 (fiscal 2007):

•

Revenues increased 16% to $1,334.7 million. Store sales (Retail and Factory) increased 13% to $914.8 million, with comparable store sales increasing 6%. Realigning last year’s calendar weeks to be consistent with the current year retail calendar weeks would result in a comparable store sales increase of 6% in fiscal 2007. Comparable store sales rose 13% in fiscal 2006. Direct sales (Internet and Catalog) increased 22% to $377.4 million. As previously noted, the impact of the 53rd week of fiscal 2006 on Store and Direct sales was $8.2 million and $4.0 million, respectively.

•	Gross margin increased to 44.1% of revenues from 43.4% of revenues in fiscal 2006.

•

Operating income increased 37% to $172.5 million, or 12.9% of revenues, compared to $125.6 million, or 10.9% of revenues, in fiscal 2006. Operating income in fiscal 2007 includes the impact of the recognition of severance costs of $2.3 million. Operating income adjusted for severance costs increased 39% to $174.7 million, or 13.1% of revenues.

•

Net income available to common stockholders for fiscal 2007 was $97.1 million, or $1.52 per diluted share, and includes the impact of the recognition of severance costs of approximately $0.02 per diluted share. The current year period reflects an effective tax rate of 39.8%.

•

Net income available to common stockholders for fiscal 2006 was $71.6 million, or $1.49 per diluted share and includes pre-tax charges of $10.0 million related to the refinancing of debt and a non-recurring tax benefit of $10.9 million related to the recognition of deferred tax assets that were previously reserved.

•

Adjusted net income for fiscal 2007 totaled $98.5 million, or $1.54 per diluted share (see Exhibit 3), as compared to adjusted net income of $65.2 million, or $1.05 per diluted share, for fiscal 2006 (see Exhibit 4).

•	A reconciliation of net income on a GAAP basis to adjusted net income is included in Exhibits (3) and (4) of this press release.

Balance Sheet highlights as of February 2, 2008:

•	Inventories were $158.5 million, reflecting the impact of 33 net stores opened since the end of fiscal 2006.

•	Long-term debt was reduced to $125 million, which reflects the Company’s voluntary principal prepayments of $75 million made during fiscal 2007.

Guidance

The Company’s long-term financial targets include comparable store sales growth in the mid single digit range, Direct sales growth in the high single digits, net square footage expansion in the 7% to 9% range, and diluted EPS growth in excess of 20%.

The Company currently expects fiscal 2008 diluted earnings per share in the range of $1.85 to $1.87.

Use of Non-GAAP Financial Measures

In addition to providing financial results in accordance with GAAP, the Company has provided non-GAAP adjusted interest expense, loss on refinancing of debt, income taxes, net income, preferred stock dividends and earnings per share information for the three months and fiscal year ended February 3, 2007 in this release. This information reflects, on a non-GAAP adjusted basis, the Company’s adjusted interest expense, loss on refinancing of debt, income taxes, net income, preferred stock dividends and earnings per share after excluding the effects of transactions which resulted from the Company’s initial public offering, refinancings and adjusted tax rates. The Company has provided non-GAAP adjusted selling, general and administrative expenses, operating income, income taxes, net income and earnings per share information for the three months and fiscal year ended February 2, 2008. This information reflects, on a non-GAAP adjusted basis, the Company’s adjusted SG&A, operating income, income taxes, net income and earnings per share after excluding the severance costs recorded in connection with the departure of a senior executive. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding expenses that the Company believes are not indicative of the Company’s future results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP. This non-GAAP information and a reconciliation of this information to GAAP amounts for the three months and fiscal year ended February 2, 2008 and the three months and fiscal year ended February 3, 2007 are included in Exhibits (3) and (4), respectively.

Conference Call Information

A conference call to discuss fourth quarter results is scheduled for today, March 11, 2008, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.jcrew.com. A replay of this call will be available until March 26, 2008 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference ID number 276618.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s and men’s apparel, shoes and accessories. As of March 8, 2008, the Company operates 203 retail stores (including four Crewcuts and seven Madewell stores), the J. Crew catalog business, jcrew.com, and 63 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company’s products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit (1)

J. Crew Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except percentages and per share amounts)	Three Months Ended February 2, 2008 (13 weeks)	Three Months Ended February 3, 2007 (14 weeks)	Fiscal Year Ended February 2, 2008 (52 weeks)	Fiscal Year Ended February 3, 2007 (53 weeks)
Net sales
Stores	$260,627	$241,832	$914,810	$808,542
Direct	126,020	113,233	377,444	308,611

	386,647	355,065	1,292,254	1,117,153
Other	13,288	11,605	42,469	34,947

Total Revenues	399,935	366,670	1,334,723	1,152,100

Costs of goods sold, buying and occupancy costs	234,956	216,886	746,180	651,748

Gross Profit	164,979	149,784	588,543	500,352
As a percent of revenues	41.3%	40.8%	44.1%	43.4%

Selling, general and administrative expenses	121,678	112,463	416,064	374,738
As a percent of revenues	30.4%	30.7%	31.2%	32.5%

Operating income	43,301	37,321	172,479	125,614
As a percent of revenues	10.8%	10.2%	12.9%	10.9%

Interest expense, net	1,847	3,965	11,224	43,993

Loss on refinancing of debt	—	—	—	10,039

Income before income taxes	41,454	33,356	161,255	71,582

Provision (benefit) for income taxes	16,497	(10,600)	64,180	(6,200)

Net income	24,957	43,956	97,075	77,782

Preferred stock dividends	—	—	—	(6,141)

Net income applicable to common shareholders	$24,957	$43,956	$97,075	$71,641

Income per share:
Basic	$0.41	$0.75	$1.61	$1.61
Diluted	$0.39	$0.71	$1.52	$1.49

Weighted average shares outstanding:
Basic	60,752	58,328	60,346	44,558
Diluted	64,003	62,144	63,748	48,039

Exhibit (2)

J. Crew Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	February 2, 2008	February 3, 2007
Assets
Current assets:
Cash and cash equivalents	$131,510	$88,900
Inventories	158,525	140,670
Prepaid expenses and other currents assets	33,293	30,728
Refundable income taxes	9,794	8,600
Deferred income taxes, net	—	8,200

Total current assets	333,122	277,098

Property and equipment, net	168,292	121,814

Deferred income taxes, net	20,188	15,600

Other assets	13,994	13,554

Total assets	$535,596	$428,066

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$101,277	$77,836
Other current liabilities	91,414	76,666
Income taxes payable	—	5,496
Deferred income taxes, net	2,382	—

Total current liabilities	195,073	159,998

Long-term debt	125,000	200,000

Deferred credits	67,600	62,448

Other liabilities	7,601	—

Stockholders’ equity	140,322	5,620

Total liabilities and stockholders’ equity	$535,596	$428,066

Exhibit (3)

Reconciliation of net income on a GAAP basis to “Adjusted net income” – Fiscal 2007

	Three Months Ended February 2, 2008				Fiscal Year Ended February 2, 2008
(In thousands, except percentages and per share amounts)	GAAP Basis	Adjustments		As Adjusted	GAAP Basis	Adjustments		As Adjusted
Total Revenues	$399,935	—		$399,935	$1,334,723	—		$1,334,723

Cost of goods sold, buying and occupancy costs	234,956	—		234,956	746,180	—		746,180

Gross profit	164,979	—		164,979	588,543	—		588,543

Selling, general and administrative expenses	121,678	(2,300	)(a)	119,378	416,064	(2,300	)(a)	413,764

As a percent of revenues	30.4%			29.8%	31.2%			31.0%

Operating income	43,301	2,300		45,601	172,479	2,300		174,779

As a percent of revenues	10.8%			11.4%	12.9%			13.1%
Interest expense, net	1,847	—		1,847	11,224	—		11,224

Income before income taxes	41,454	2,300		43,754	161,255	2,300		163,555

Provision for income taxes	16,497	916	(b)	17,413	64,180	916	(b)	65,096

Net income	24,957	1,384		26,341	97,075	1,384		98,459
Preferred stock dividends	—	—		—	—	—		—

Net income applicable to common shareholders	$24,957	$1,384		$26,341	$97,075	$1,384		$98,459

Earnings per share:
Basic	$0.41	$0.02		$0.43	$1.61	$0.02		$1.63
Diluted	$0.39	$0.02		$0.41	$1.52	$0.02		$1.54
Weighted average shares outstanding:
Basic	60,752	—		60,752	60,346	—		60,346
Diluted	64,003	—		64,003	63,748	—		63,748

(a)	to adjust selling, general and administrative expenses for severance costs recorded in connection with the departure of a senior executive.
(b)	to adjust provision for income taxes to reflect the tax impact of the adjustment described in (a) above.

Exhibit (4)

Reconciliation of net income on a GAAP basis to “Adjusted net income” – Fiscal 2006

	Three Months Ended February 3, 2007			Fiscal Year Ended February 3, 2007
(In thousands, except percentages and per share amounts)	GAAP Basis	Adjustments	As Adjusted	GAAP Basis	Adjustments		As Adjusted
Total Revenues	$366,670	—	$366,670	$1,152,100	—		$1,152,100

Cost of goods sold, buying and occupancy costs	216,886	—	216,886	651,748	—		651,748

Gross profit	149,784	—	149,784	500,352	—		500,352

Selling, general and administrative expenses	112,463	—	112,463	374,738	—		374,738

Operating income	37,321	—	37,321	125,614	—		125,614

Interest expense, net	3,965	—	3,965	43,993	(24,556	)(a)	19,437

Loss on refinancing of debt	—	—	—	10,039	(10,039	)(b)	—

Income before income taxes	33,356	—	33,356	71,582	34,595		106,177
Provision (benefit) for income taxes	(10,600)	23,475 (c)	12,875	(6,200)	47,184	(c)	40,984

Net income	43,956	(23,475)	20,481	77,782	(12,589)		65,193

Preferred stock dividends	—	—	—	(6,141)	6,141	(d)	—

Net income applicable to common shareholders	$43,956	$(23,475)	$20,481	$71,641	$(6,448)		$65,193

Earnings per share:
Basic	$0.75	$(0.40)	$0.35	$1.61	$(0.48)		$1.13
Diluted	$0.71	$(0.38)	$0.33	$1.49	$(0.44)		$1.05
Weighted average shares outstanding:
Basic	58,328	—	58,328	44,558	13,339	(e)	57,897
Diluted	62,144	—	62,144	48,039	14,242	(e)	62,281

(a)

to adjust interest expense for (i) the redemption of all outstanding preferred stock, (ii) the conversion of the 5% notes payable into common stock, (iii) the redemption of $21.7 million of the 13 1/8% debentures, (iv) the repayment of $275.0 million aggregate principal amount of 9 3/4% notes with the proceeds of the $285.0 million senior term loan, (v) the repayment of $35.0 million of the senior term loan with the proceeds of the IPO completed in July 2006 and (vi) the amortization of deferred financing costs related to the term loan entered into in May 2006, assuming each of these transactions had been completed at the beginning of the fiscal year.

(b)	to eliminate the loss on refinancing of debt.
(c)	to adjust the provision (benefit) for income taxes which includes a one-time benefit related to the recognition of deferred tax assets that were previously reserved for and to reflect the Company’s estimated future ongoing effective tax rate of 38.6% as the effective tax rate in the three months and fiscal year ended February 3, 2007 is not representative of the Company’s ongoing effective tax rate.
(d)	to reflect the redemption of $92.8 million of Series A preferred stock.
(e)	to reflect the number of common shares outstanding after the IPO on a basic and diluted basis.

Exhibit (5)

Actual and Projected Store Count and Square Footage

Actual Fiscal 2007

Quarter	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter	227	6	0	233
2nd Quarter	233	7	2	238
3rd Quarter	238	18	1	255
4th Quarter	255	6	1	260

Actual Fiscal 2007

Quarter	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Reduction of gross square feet for stores closed or downsized during the quarter	Total gross square feet at end of the quarter
1st Quarter	1,543,904	22,615	0	1,566,519
2nd Quarter	1,566,519	33,961	(20,939)	1,579,541
3rd Quarter	1,579,541	87,645	(6,662)	1,660,524
4th Quarter	1,660,524	36,399	(8,907)	1,688,016

Projected Fiscal 2008

Quarter	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter	260	8	0	268
2nd Quarter	268	8	1	275
3rd Quarter	275	14	0	289
4th Quarter	289	13	0	302

Projected Fiscal 2008

Quarter	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Reduction of gross square feet for stores closed or downsized during the quarter	Total gross square feet at end of the quarter
1st Quarter	1,688,016	43,712	(2,261)	1,729,467
2nd Quarter	1,729,467	28,340	(16,368)	1,741,439
3rd Quarter	1,741,439	69,271	0	1,810,710
4th Quarter	1,810,710	69,307	0	1,880,017